UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT 1934

OPTEX SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-143215
(State of incorporation or organization)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered.

Optex Systems Holdings, Inc., a Delaware corporation (the “Registrant”), hereby incorporates by reference the description of its Common Stock, par value $0.001 per share, to be registered hereunder which was included under the heading “Description of Securities” in the Registrant’s Registration Statement in Amendment No. 6 to Registration Statement on Form S-1 (SEC File No. 333-159334), as filed with the Securities and Exchange Commission on September 3, 2010.

Item 2. Exhibits

The following exhibits are filed with this registration statement:

3.1	Certificate of Incorporation, as amended, of Optex Systems Holdings, Inc. (1).

3.2	Bylaws of Optex Systems Holdings, Inc. (2).

(1)	Incorporated by reference from our Amendment No. 1 to Registration Statement on Form S-1 filed on September 28, 2009
(2)	Incorporated by reference from our Current Report on Form 8-K dated April 3, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 10, 2010	OPTEX SYSTEMS HOLDINGS, INC.

	By:	/s/ Stanley A. Hirschman
	Name:	Stanley A. Hirschman
	Title:	President and Director